Exhibit 5.1

March 30, 2011

Universal Display Corporation

375 Phillips Boulevard

Ewing, New Jersey  08618

RE:                              Universal Display Corporation, Registration Statement on Form S-3 (File No. 333-172955)

Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of (i) the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), (ii) the preliminary prospectus supplement of the Company dated March 21, 2011, including the accompanying base prospectus dated March 21, 2011 (the “Base Prospectus”), which was filed by the Company with the SEC on March 21, 2011 pursuant to Rule 424(b)(2) promulgated under the Securities Act (the “Preliminary Prospectus Supplement”), and (iii) the final prospectus supplement of the Company dated March 24, 2011, including the accompanying Base Prospectus, which was filed by the Company with the Commission on March 25, 2011 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus”), relating to the offering and sale by the Company of 5,750,000 shares of its common stock, $0.01 par value (the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP